                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENT that the individuals whose signatures appear below, in their capacities as officers and directors of Immunex Corporation, hereby constitute and appoint David A. Mann their true and lawful attorney-in-fact, with full power of substitution, to sign on behalf of the undersigned Immunex's Annual Report on Form 10-K for the 1999 fiscal year pursuant to Section 13 of the Securities and Exchange Act of 1934 and to file the same, with exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission. Each of the undersigned does hereby ratify and confirm all that such attorney-in-fact may do or cause to be done by virtue hereof.


Signature                                     Title               Date
---------                                     -----               ----
/s/ Kirby L. Cramer
-----------------------------------           Director            FEBRUARY 17, 2000
(Kirby L. Cramer)


/s/ Robert I. Levy
-----------------------------------           Director            FEBRUARY 17, 2000
(Robert I. Levy)


/s/ John E. Lyons
-----------------------------------           Director            FEBRUARY 17, 2000
(John E. Lyons)


/s/ Joseph M. Mahady
-----------------------------------           Director            FEBRUARY 24, 2000
(Joseph M. Mahady)


/s/ Edith W. Martin
-----------------------------------           Director            FEBRUARY 17, 2000
(Edith W. Martin)




                                       87